     As filed with the Securities and Exchange Commission on October 3, 2000
                                                      REGISTRATION NO. 333-72859
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       13-3989167
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041
                    (Address of principal executive offices)

     UNIVERSAL COMPRESSION HOLDINGS, INC. NON-QUALIFIED STOCK PURCHASE PLAN
                            (Full title of the plan)

                                STEPHEN A. SNIDER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041
                     (Name and address of agent for service)

                                 (713) 335-7000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                VALERIE L. BANNER
                            SENIOR VICE PRESIDENT AND
                                 GENERAL COUNSEL
                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS 77041

================================================================================



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                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                      DEREGISTRATION OF UNISSUED SECURITIES

         Pursuant to its Registration Statement on Form S-8 (File No. 333-72859), Universal Compression Holdings, Inc., a Delaware corporation ("Universal") registered 10,000 shares of Common Stock, par value $.01 per share, and 40,000 shares of Series A Preferred Stock, par value $.01 per share. After termination of the Non-Qualified Stock Purchase Plan, 8,004 shares of Common Stock and 32,016 shares of Preferred Stock remain unissued.

         Universal hereby removes from registration such 8,004 shares of Common Stock and such 32,016 shares of Preferred Stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 3rd day of October, 2000.

                                    UNIVERSAL COMPRESSION HOLDINGS, INC.

                                    By:          /s/ STEPHEN A. SNIDER
                                         ---------------------------------------
                                          Stephen A. Snider
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities indicated on October 3, 2000.

                  Signature                                                 Title
                  ---------                                                 -----
         /s/ STEPHEN A. SNIDER                                President, Chief Executive Officer and
---------------------------------------------------               Director (Principal Executive Officer)
Stephen A. Snider

         /s/ RICHARD W. FITZGERALD                            Senior Vice President and Chief Financial
---------------------------------------------------               Officer (Principal Financial Officer and
Richard W. FitzGerald                                             Accounting Officer)

                           *                                  Director
---------------------------------------------------
Thomas C. Case

                           *                                  Director
---------------------------------------------------
John K. Castle

                           *                                  Director
---------------------------------------------------
Ernie L. Danner

                           *                                  Director
---------------------------------------------------
C. Kent May

                                                              Director
---------------------------------------------------
William M. Pruellage

                                                              Director
---------------------------------------------------
Edmund P. Segner

                           *                                  Director
---------------------------------------------------
Samuel Urcis

* By:      /s/ STEPHEN A. SNIDER
      ---------------------------------------------
               Stephen A. Snider
               Attorney-in-fact